UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2006

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California	95833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2006, Peter Koulouris resigned as Vice President of Business Development and as an employee of Digital Music Group, Inc. (“DMGI”). DMGI agreed to treat Mr. Koulouris’ resignation as a termination of Mr. Koulouris’ employment without cause pursuant to a letter agreement dated July 7, 2006 (the “Termination Agreement”) for purposes of his employment agreement with DMGI dated September 13, 2005 (the “Employment Agreement”), his executive’s restricted stock purchase agreement with DMGI dated August 25, 2005 (the “Executive’s RSPA”), and his founder’s restricted stock purchase agreement with Digital Musicworks International, Inc. (now DMGI) dated March 21, 2004 (the “Founder’s RSPA”).

Under the terms of the Termination Agreement and in accordance with his Employment Agreement, Mr. Koulouris will have the right to receive severance payments based on Mr. Koulouris’ base annual salary for a period of 6 months following August 6, 2006, the effective date of termination, paid in accordance with the Company’s normal payroll schedule through February 6, 2007. The foregoing severance payments will be subject to set off in the event Mr. Koulouris secures other employment during such period in the amount of any earnings from such employment. Mr. Koulouris will be entitled to continued DMGI group health, dental and vision insurance benefits, or payment of COBRA premiums by DMGI to continue coverage of such benefits, through February 2007. Additionally, DMGI will pay Mr. Koulouris on January 2, 2007 a lump sum cash payment in the amount of $43,000 (less applicable withholding taxes) in satisfaction of his right to receive a pro rata bonus for 2006 pursuant to his Employment Agreement. Certain key sections of Mr. Koulouris’ Employment Agreement survive his termination of employment, such as the confidentiality and return of company property provisions, and Mr. Koulouris has provided DMGI with a Termination Certificate that he intends to fully comply with such sections of the Employment Agreement.

The remaining unreleased shares of DMGI common stock under the Executive’s RSPA and the Founder’s RSPA will be released from DMGI’s repurchase option on August 6, 2006 in accordance with the terms of such agreements. These unregistered shares cannot be sold by Mr. Koulouis unless he complies with the resale restrictions of Rule 144. Additionally, all of the shares owned by Mr. Koulouris, including the shares to be released from restriction, are subject to a lock-up agreement in connection with DMGI’s initial public offering under which Mr. Koulouris is prohibited from selling any shares until various dates in 2007, and these lock-up provisions continue in full force and effect subsequent to his termination.

Item 1.02	Termination of a Material Definitive Agreement.

The Employment Agreement is terminated effective August 6, 2006, as further discussed in Item 1.01 above. The terms and conditions of the Employment Agreement have been described in previous SEC filings by DMGI, including DMGI’s Registration Statement on Form S-1, filed with the SEC on September 29, 2005. A copy of Mr. Koulouris’ Employment Agreement was attached to such Form S-1 as Exhibit 10.16.

DMGI today announced the termination of the employment of Mr. Koulouris, DMGI’s Vice President of Business Development, pursuant to the terms and conditions of the Termination Agreement discussed above under Item 1.01. A copy of the press release is being filed with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated July 12, 2006 by Digital Music Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: July 12, 2006	By:	/s/ Karen Davis
	Name:	Karen Davis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press release dated July 12, 2006 by Digital Music Group, Inc.